UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2006

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (1 7 CFR 240.13e-4(c))

Item 8.01 Other Events

Stewart & Stevenson Services, Inc. (the “Company”) has previously disclosed that the Company and six of its directors were named as defendants in a purported class action lawsuit relating to the proposed merger transaction with Armor Holdings (the “Original Lawsuit”). The Original Lawsuit was filed on April 11, 2006 in District Court in Harris County, Texas, by a purported shareholder of the Company on behalf of all other similarly situated shareholders, and alleged, among other things, that the defendants have breached their fiduciary duties to the shareholders of the Company and have failed to disclose material information or disclosed materially false information in its proxy materials relating to the shareholders’ meeting to be held on May 9, 2006. After the defendants removed the Original Lawsuit to the United States District Court, Southern District of Texas (“Federal Court”) and after the Company filed a motion to dismiss the class action, the plaintiff filed an amended complaint in Federal Court as a derivative suit asserting similar claims as the Original Lawsuit (the “Amended Lawsuit,” and together with the Original Lawsuit, the “Claim”). The Company and the individual defendants, Armor as an intervenor, and the plaintiff filed numerous motions and other pleadings since the Amended Lawsuit was filed, including the Company’s filing of a motion to dismiss the Claim and the plaintiff’s filing of a motion for a temporary restraining order to enjoin the shareholder meeting. Today, the court dismissed the plaintiff’s Claim and rendered moot the plaintiff’s request for the temporary restraining order. The Company’s public announcement regarding the court’s ruling is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is furnished herewith as a part of this report:

Exhibit	Description

99.1	Press Release of Stewart & Stevenson Services, Inc. dated May 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: May 8, 2006	By:	/s/ L. Scott Biar
		Name:	L. Scott Biar
		Title:	Chief Financial Officer